Exhibit 5.1

DLA Piper LLP (US)
One Liberty Place
1650 Market Street, Suite 5000
Philadelphia, PA 19103-7300
www.dlapiper.com

April 22, 2026

Aprea Therapeutics, Inc.

3805 Old Easton Road

Doylestown, PA 18902

Re:	Aprea Therapeutics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aprea Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 under the Act. The Registration Statement relates to the proposed offering and sale of an aggregate of 74,349,426 shares of common stock, par value $0.001 per share (“Common Stock”), consisting of (i) 37,174,713 shares (the “Pre-Funded Warrant Shares”) of Common Stock underlying pre-funded warrants (the “Pre-Funded Warrants”) and (ii) 37,174,713 shares (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) of Common Stock underlying common stock purchase warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The Warrants and Warrant Shares are referred to herein collectively as the “Securities”. The Securities were issued pursuant to a securities purchase agreement between the Company and the purchasers named therein dated as of March 30, 2026 (the “Purchase Agreement”). This opinion is being rendered in connection with the filing of the Registration Statement with the SEC.

In connection with this opinion, we have examined and relied upon the Registration Statement and the prospectus contained therein, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), the Company’s Amended and Restated Bylaws, the Purchase Agreement, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. For purposes of the opinion set forth below, we have assumed that before the Warrant Shares are issued the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock the Company is authorized to issue under the Charter such that the number of unissued shares of Common Stock authorized under the Charter is less than the number of Warrant Shares.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that the Warrant Shares, when delivered and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will have been duly authorized and validly issued and will be fully paid and nonassessable.

This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or foreign jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC. This opinion letter is given to you solely for use in connection with the resale of the Warrant Shares and Common Shares while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)